UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No      )

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EXX INC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXX INC

Suite 689

1350 East Flamingo Road,

Las Vegas, Nevada 89119

(702) 598-3223

NOTICE OF ANNUAL MEETING OF

CLASS A and CLASS B STOCKHOLDERS

To be held on December 8, 2005

To the Stockholders:

The Annual Meeting of Stockholders of EXX INC (the “Company”) will be held at the office of Rothstein, Kass & Co., P.C., 4 Becker Farm Road, 2nd Floor, Roseland, New Jersey at 5:00 p.m. (local time) on Thursday, December 8, 2005 for the following purposes:

(1) To elect one (1) Class A director and three (3) Class B directors to serve for a one-year term and thereafter until their respective successors are elected and qualified; and

(2) To transact such other business as may properly come before the annual meeting or before any adjournments of the meeting.

The Board of Directors has fixed the close of business on November 3, 2005 as the record date for the determination of Class A and Class B Stockholders entitled to notice of and to vote at the annual meeting and at any adjournments thereof.

A form of proxy and the proxy statement respecting the annual meeting are enclosed.

You are cordially invited to attend the annual meeting in person. Whether or not you plan to attend, you are urged to promptly MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD(S) in the accompanying envelope. Return of your proxy will not deprive you of your right to vote your shares in person at the meeting.

By Order of the Board of Directors,

David A. Segal
Chairman of the Board,
Chief Executive Officer and Chief Financial Officer

Las Vegas, Nevada

November 3, 2005

EXX INC

Suite 689

1350 East Flamingo Road

Las Vegas, Nevada 89119

(702) 598-3223

PROXY STATEMENT

Annual Meeting of Class A and Class B Stockholders

December 8, 2005

This proxy statement and the accompanying form of proxy are first being mailed or given to Stockholders on or about November 10, 2005.

SOLICITATION AND REVOCATION OF PROXY

Solicitation

This proxy statement and the accompanying form of proxy are being furnished to the Stockholders of EXX INC (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company with respect to the Company’s annual meeting of Stockholders to be held at the office of Rothstein, Kass & Co., P.C., 4 Becker Farm Road, 2nd Floor, Roseland, New Jersey at 5:00 p.m. (local time) on Thursday, December 8, 2005 and any adjournments of the meeting.

The proxy set forth on the accompanying proxy card is being solicited by the Board of Directors of the Company. The Company will bear all expenses incurred in connection with this solicitation of proxies. In addition to soliciting proxies by use of the mails, the directors, officers and regular employees of the Company may solicit proxies by telephone, facsimile or personal interview. The Company may also reimburse brokers, banks, and other nominees for their reasonable expenses incurred in forwarding proxy materials.

Revocation of Proxy

Any Stockholder giving a proxy has the power to revoke it at any time before it is exercised, by filing with the Company either (1) an instrument revoking it or (2) a duly executed proxy bearing a later date. The proxy will be suspended if the person granting the proxy is present at the annual meeting and elects to vote his or her shares in person.

VOTING SECURITIES AND QUORUM

Voting Securities

A plurality of the votes cast of the applicable class of common stock represented (in person or by proxy) at the annual meeting is required for the election of directors which generally means that the nominees with the highest vote totals will be elected as directors in the manner discussed in “Election of Directors.” There is no cumulative voting in the election of directors.

Only Stockholders of record at the close of business on November 3, 2005 will be entitled to notice and to vote at the annual meeting and at any adjournments of the meeting. As of October 28, 2005, 10,412,307 shares of the Company’s Class A common stock, par value $.01 per share (“Class A”), and 858,093 shares of the Company’s Class B common stock, par value $.01 per share (“Class B”), were issued and outstanding. Each issued and outstanding share of Class A or Class B common stock will be entitled to one vote for each director to be elected by that class.

Stockholders of record at the close of business on November 3, 2005 may vote by: (1) written proxy by signing and returning the enclosed proxy card, in which case the shares represented will be voted in accordance with the terms of the proxy, unless subsequently revoked by the Stockholder at the annual meeting, or (2) in person at the annual meeting. If no direction is specified in the proxy, executed proxies will be voted for the election of the directors nominated by the Board of Directors.

Quorum

A quorum will require the presence (in person or by proxy) of a majority of shares issued and outstanding of each class at the annual meeting.

If a stockholder withholds authority to vote for a director nominee or nominees with respect to his or her shares of common stock, those shares will be counted as present for the purpose of determining the presence of a quorum for transacting business at the meeting. Proxies submitted by brokers that do not indicate a vote for a proposal because they do not have discretionary authority and have not received instructions as to how to vote on the proposal (so called “broker non-votes”) will not be considered as represented at the meeting for purposes of a quorum.

PRINICIPAL HOLDERS OF COMMON STOCK

The following table and footnotes describe persons known to management to be the beneficial owners of 5% or more of each class of the Company’s common stock as of October 28, 2005, as reported to the Company or as contained in filings made with the Securities and Exchange Commission

	Number of Shares of Common Stock Beneficially Owned		Percent of Outstanding Common Stock Beneficially Owned
	Class A	Class B	Class A	Class B
David A. Segal (1) EXX INC 1350 East Flamingo Road, Suite 689 Las Vegas, Nevada 89119	5,206,882	524,678	42.29%	54.76%

Laura L. Bradley (2) (4) P.O. Box 12654 Charlotte, North Carolina 28220	1,104,750	69,750	10.61%	8.13%

Lisa M. Bethune (3) (4) 301 Newbury St., #252 Danvers, Massachusetts 01923	1,097,227	69,750	10.54%	8.13%

(1)	Includes options to purchase 1,900,000 Class A shares and 100,000 Class B shares of common stock granted by the Company and which can be exercised by Mr. Segal at any time.
(2)	All information regarding Ms. Bradley is based on (a) Amendment No. 1 to Schedule 13G, relating to Class A common stock, and (b) Amendment No. 1 to Schedule 13G, relating to Class B common stock, each filed with the Securities and Exchange Commission (“SEC”) on August 30, 2000 and (c) Form 4, relating to Class A common stock, filed with the SEC on September 14, 2005.
(3)	All information regarding Ms. Bethune is based on (a) Schedule 13G, relating to Class A common stock, filed with the SEC on August 11, 2000, (b) Schedule 13G, relating to Class B common stock, filed with the SEC on August 11, 2000, and (c) Form 4, relating to Class A common stock, filed with the SEC on July 19, 2005.
(4)	Ms. Bradley and Ms. Bethune are both daughters of David A. Segal. Mr. Segal disclaims beneficial ownership of any stock owned by Ms. Bradley and Ms. Bethune.

ELECTION OF DIRECTORS

At the annual meeting, the Stockholders will elect a board of four directors, comprising one Class A director and three Class B directors. Under the Company’s Articles of Incorporation, holders of outstanding shares of Class B shares have the right to elect two-thirds of the Company’s directors, or the next rounded number of directors in excess of two-thirds if the number of directors is not divisible by three, and the holders of the outstanding Class A shares have the right to elect the remaining directors of the Company. Each director will serve for a one-year term and thereafter until his successor is elected and qualified.

Provided that a quorum is present, a plurality of the votes cast is required for the election of directors. This means that the nominees with the highest vote totals will be elected as directors. As a result, a designation on the proxy that the stockholder is “withholding authority” for a nominee or nominees and broker “non-votes” do not have an effect on the results of the vote for the elections of officers.

It is intended that the proxies given to the person named in the enclosed form of proxy will be voted for the election of the nominees for director named below, each of whom is presently a director whose current term is expiring this year. Messrs. Fishman, Perlmutter, Remington and Segal were elected directors by the Stockholders at the last annual meeting of Stockholders. Mr. Perlmutter has been nominated as a Class A director. Messrs. Fishman, Remington and Segal have been nominated as Class B directors. The Board of Directors recommends a vote “FOR” each of the nominees. Unless a contrary specification is indicated, the proxy to which this proxy statement relates will be voted for each of said nominees, or, in the event that any such nominee is not available by reason of any unforeseen contingency, then for the balance of the nominees and for such other person(s) as may be designated as a replacement nominee(s) by the remaining directors.

Certain Information and Security Ownership of Management

The following information sets forth the beneficial ownership of the Company’s common stock as of October 28, 2005 by each director and executive officer of the Company. Except as otherwise indicated, each director nominee or executive officer has had the same principal occupation or employment during the past five years. Each director has sole voting and dispositive power over the shares indicated as being beneficially owned below. Currently, no director serves as a director of another publicly-held company.

		Shares of Common Stock Beneficially Owned				% of Outstanding Common Stock Beneficially Owned
Name	Principal Occupation, Positions with the Company	Class A		Class B		Class A	Class B
Jerry Fishman (1) Age-57-Director Continuously since 1984	Director and President of The Fishman Organization Inc. Director of Newcor, Inc.	1,900		100		*	*

Norman H. Perlmutter (2) Age-65-Director Continuously since 1984	CPA, private practice Director of Newcor, Inc.	3,800		200		*	*

Frederic Remington (3) Age-76-Director Continuously since 1984	Retired; Director of EXX Director of Newcor, Inc.	1,900		100		*	*

David A. Segal (4) Age-66-Director Continuously since 1984	Chairman, CEO and CFO of EXX Chairman and Co-CEO of Newcor, Inc.	5,206,882	(6)	524,678	(6)	42.29%	54.76%

James J. Connor (5) Age-53	President and Co-CEO and Director of Newcor, Inc.	0		0		0	0

All officers, directors and nominees for director of the Company as a group		5,214,482	(6)	525,078	(6)	42.35%	54.80%

*	Less than 1%
(1)	Mr. Fishman serves on the Company’s Audit Committee, Compensation Committee, Stock Option Committee and Nomination and Corporate Governance Committee.
(2)	Mr. Perlmutter serves on the Company’s Audit Committee, Compensation Committee and Stock Option Committee.
(3)	Mr. Remington served as Chairman of the Board and President of Peerless Tube Co., a manufacturer of aerosol cans and collapsible metal tubes, for over five years before retiring in late January 2003. Mr. Remington serves on the Company’s Audit Committee, Compensation Committee, Stock Option Committee and Nominating and Corporate Governance Committee.
(4)	Mr. Segal has been Chairman of the Board, Chief Executive Officer and Chief Financial Officer of EXX for more than the past five years. Previously, Mr. Segal was Chairman of the Board and Chief Executive Officer of SFM Corp.
(5)	Mr. Connor served as VP Finance, Treasurer and CFO of Newcor, Inc. from April 1999 to August 2000 and served as President and CEO of Newcor from August 2000 to August 2001. Since August 2001, he has served as President and Co-CEO of Newcor. He served as CFO of Rockwell Medical Technologies, Inc. from 1997-1999. Mr. Connor resigned from Newcor effective September 2, 2005.
(6)	Includes options to purchase 1,900,000 Class A shares and 100,000 Class B shares of common stock granted by the Company.

Board Meetings and Committees

During 2004, the Company’s Board of Directors met five times. The Board has an Audit Committee, a Compensation Committee, a Stock Option Committee and a newly formed Nominating and Corporate Governance Committee. Each of the committees of the Board of Directors is comprised of non-employee directors who meet the independence requirements of the American Stock Exchange. Each director attended not less than 75% of the meetings of the Board of Directors and committees of which such director was a member in 2004. It is the Company’s policy to strongly encourage members of the Board of Directors to attend the Company’s annual meeting. At the last annual meeting, all of the then current directors were in attendance.

The Audit Committee is currently composed of Messrs. Fishman, Perlmutter and Remington, each of whom is independent as defined in the American Stock Exchange listing standards. The Audit Committee adopted a new written charter effective April 20, 2004. The charter was included as Appendix A to the Company’s Proxy Statement for its annual meeting of stockholders held June 10, 2004. The Audit Committee’s tasks include meeting with the auditors to review the scope, accuracy and results of the audit, making inquiries as to the adequacy of the Company’s accounting, financial and operating controls and evaluating on an annual basis the qualification, performance and independence of the Company’s auditors. The “Audit Committee financial expert” designated by the Board of Directors is Norman Perlmutter. The Audit Committee held five meetings in 2004.

The Compensation Committee is currently composed of Messrs. Fishman, Perlmutter and Remington. The Compensation Committee recommends the compensation level of the Chief Executive Officer and other executive officers and prepares the executive compensation report included in the Company’s proxy statements. The Compensation Committee held one meeting during 2004.

The Stock Option Committee is composed of Messrs. Fishman, Perlmutter and Remington. The Stock Option Committee recommends the granting of stock options to executive officers as deemed appropriate. The Stock Option Committee did not meet in 2004.

The Nominating and Corporate Governance Committee was formed on April 20, 2004. The charter was included as Appendix B to the Company’s proxy statement for its annual meeting of stockholders held June 10, 2004. The Committee consists of Messrs. Fishman and Remington. The Committee adopted a written charter effective April 20, 2004. The Committee assists and advises the Board of Directors with respect to identifying individuals qualified to become members of the Board of Directors and recommends to the Board the director nominees for the next annual meeting of shareholders. In addition, the Committee evaluates the overall function and performance of the Board of Directors and its committees. The Nominating and Corporate Governance Committee met once in 2004.

Stockholders who wish to recommend a candidate for election to the Board of Directors may submit such recommendation to the Nominating and Corporate Governance Committee. Any recommendation must include name, contact information, background, experience and other pertinent information on the proposed candidate and must be received by the Company within the time limits set forth herein under the title “Proposals of Stockholders” for consideration by the committee. In accordance with the committee’s charter, the Company is willing to consider candidates recommended by Stockholders. In identifying and evaluating nominees for director, the committee considers each candidate’s qualities, experience, background and skills, as well as other factors which the candidate may bring to the Board of Directors.

The Company has adopted a Code of Ethics for Senior Executive and Financial Officers. The code of ethics is available at no charge by requesting a copy from the Company at: EXX INC, Attention: David A. Segal, Chairman of the Board, Suite 689, 1350 East Flamingo Road, Las Vegas, Nevada 89119.

The Company has established procedures for Stockholders or other interested parties to communicate directly with the Board of Directors. Such parties can contact the Board of Directors by mail at: EXX INC, Attention: David A. Segal, Chairman of the Board, Suite 689, 1350 East Flamingo Road, Las Vegas, Nevada 89119. All communications made by this means will be received by the Chairman of the Board.

Business Relationships with Directors

With the exception of Mr. Segal, who is the Company’s Chairman, Chief Executive Officer and Chief Financial Officer, all directors are independent as that term is defined in the American Stock Exchange listing standards. There are no other business relationships between the Company and its directors that are separately reportable.

Compensation of Directors

Directors who also are employees of the Company (i.e., Mr. Segal) receive no fees for their service as directors or for attendance at Board and committee meetings. Non-employee directors receive $1,000 for each Board meeting attended with a minimum of $4,000 per year. Audit Committee members receive $500 for each Audit Committee meeting attended. Compensation Committee and Stock Option Committee members receive $150 for each committee meeting attended. The Nominating and Corporate Governance Committee members serve on this committee for no additional compensation. Non-employee directors of Newcor, Inc., EXX’s subsidiary, receive either $500 or $1,500 for each Newcor, Inc. Board meeting with a minimum of $10,000 per year.

EXECUTIVE COMPENSATION

David A. Segal serves at the pleasure of the Board of Directors as provided in the Company’s By-Laws. Biographical information regarding Mr. Segal is presented under “Election of Directors,” above.

The following table provides summary information concerning compensation awarded, paid or accrued by the Company to or on behalf of the executive officers of the Company for the years ended December 31, 2004, 2003, 2002.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	Securities Underlying Options/SARs (#)
David A. Segal	2004	887,054		428,000(1)
Chairman, CEO and	2003	866,404		714,876(1)	2,000,000(3)
CFO of EXX and Co-CEO,	2002	355,178	(2)	65,000	—
Newcor

James J. Connor (4)	2004	250,160		50,000	—
President, and Co-CEO, Newcor	2003	229,167		50,000	—

(1)	Includes a bonus accrued by Newcor of $367,000 for 2004 and $471,200 for 2003. Pursuant to the terms of Mr. Segal’s employment contract with Newcor this bonus cannot be paid until the $22,000,000 of Newcor’s unsecured Notes outstanding are paid in full. Also includes $191,676 attributable to the market value of 250,000 shares of Class B common stock awarded to Mr. Segal in 2003.
(2)	Excludes base salary paid by Newcor to Mr. Segal in the amount of $500,000 in 2002. From July 2001 through January 2003, the Company owned approximately 31% of the outstanding common stock of Newcor and accounted for that ownership under the equity method.
(3)	Total includes options to purchase 1,900,000 shares of Class A common stock and 100,000 shares of Class B common stock.
(4)	Mr. Connor resigned from Newcor effective September 2, 2005.

Executive Employment Contracts

Effective October 21, 1994, the Company entered into a 10-year executive employment agreement with Mr. Segal with an option to renew for an additional five years. Under the agreement, Mr. Segal’s base compensation is $300,000 per year with annual increases based on a Consumer Price Index formula. In addition, there is a profit bonus under which Mr. Segal will receive 5% of the consolidated pre-tax earnings of the Company. The agreement also provided an option whereby Mr. Segal could require the Company to purchase all of his common stock in the Company on the date his employment terminated, at the greater of fair market value or $10 per share (prior to adjustment). In 1997, in order to avoid the classification of the shares owned by Mr. Segal as “mezzanine” capital and the reduction to future earnings per share (or increase to future loss per share) which would result with such classification, Mr. Segal agreed to relinquish his contractual right to require the Company to purchase his shares, in exchange for options, granted in 1998, to purchase 1,900,000 Class A and 100,000 Class B shares of common stock at prices equal to, or greater than, the market value at the date of the grant. The 1998 options expired March 31, 2003. Effective April 24, 2003, Mr. Segal was granted new options to purchase 1,900,000 Class A shares and 100,00 Class B shares at an exercise price of $.89 per Class A share of common stock and $1.15 per Class B share of common stock which was the closing stock price per share on the American Stock Exchange on the grant date. These options expire on December 31, 2013. The option grant was ratified by the shareholders at the EXX INC annual meeting on May 22, 2003. During 2004, Mr. Segal’s employment contract, referred to above, was renewed.

Effective September 3, 2001, Newcor entered into a 10-year executive employment agreement with Mr. Segal with subsequent additional 10-year renewals. Under the agreement Mr. Segal’s base compensation is $500,000 per year with annual increases based on a Consumer Price Index Formula. In addition, there is a profit bonus under which Mr. Segal will receive 5% of Newcor’s pretax profit in each fiscal year. Effective January 31, 2003, under the terms of the Newcor Bankruptcy filing, Mr. Segal’s employment contract was modified to a 3-year term with subsequent 3-year renewals at the same base compensation as above plus increases on a Consumer Price Index formula using 2002 as a base. The payment of bonuses accrued under the original contract was deferred until three months after the complete payment of the $28,000,000 of the new Newcor notes.

Effective August 9, 2000, Newcor entered into an employment agreement with James J. Connor to be President and Chief Executive Officer for a base compensation of $200,000 adjusted to $250,000 starting in 2001 plus a bonus formula to be determined by the Board of Directors. Effective January 31, 2003, under the terms of the Newcor Bankruptcy filing, Mr. Connor’s contract was modified regarding change of control definition, cancellation of Newcor stock options, and terms of the bonus arrangements to be solely determined by the Newcor Board of Directors. Mr. Connor resigned from Newcor effective September 2, 2005.

Pension Benefits

A subsidiary of the Company has a non-contributory defined benefit pension plan for salaried employees, which was “frozen” by action of the Board of Directors in January 1988. Monthly benefits payable at age 65 are equal to 50% of final average earnings, less 75% of the primary Social Security benefit. “Final average earnings” is the average of the highest consecutive five of the last ten years ended December 31, 1987, and monthly benefits are reduced pro rata for each full year of service less than 30. Benefits are paid on a straight-life annuity basis or in an optional form, which is actuarially equivalent to a life annuity.

Pension Plan Table

	Credited Service
Final Average Earnings	10 years	20 years	30 years
$ 30,000	$5,000	$10,000	$15,000
50,000	8,333	16,667	25,000
70,000	11,667	23,333	35,000
90,000	15,000	30,000	45,000
110,000	18,333	36,667	55,000
130,000	21,667	43,333	65,000

The “Pension Plan Table” reflects estimated annual benefits payable at age 65 on a straight-life annuity basis at various compensation levels and years of service, before being reduced by up to 75% of the retiree’s annual primary Social Security benefit.

With 20 years of service, Mr. Segal is the only executive officer of the Company currently credited under the plan. The estimated final average earnings, based on annual salary and bonus, for Mr. Segal prior to reduction of Social Security Benefits are $98,300.

Newcor has a non-contributory defined benefit pension plan for salaried employees which was frozen by its Board of Directors effective December 31, 2003. Under the terms of the plan, pension benefits are determined by using 1.1% of the average monthly earnings for the highest consecutive 60-month employment, currently capped at $17,083 per month times the period of benefit service. Benefits are payable upon reaching 63 years of age. Mr. Segal and Mr. Connor are the only executive officers participating under the plan. Mr. Connor is currently fully vested and will receive a pension of approximately $7,200 per year upon reaching 63 years of age. Mr. Connor resigned from Newcor effective September 2, 2005. Mr. Segal will be fully vested in August, 2006 and will receive a pension of approximately $4,700 per year at that time.

Stock Options

In 1994, the Company’s Board of Directors adopted and the stockholders approved the EXX INC 1994 Stock Option Plan, which provided for the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue Code, as amended, and for the issuance of non-qualified stock options (not intended to qualify under Section 422 of the Code). Pursuant to the plan, 5,000,000 shares of Class A common stock were reserved for issuance upon the exercise of options to officers, directors, employees and consultants of the Company as either incentive and/or non-qualified options.

At December 31, 2004, there were no options outstanding to purchase shares of Class A common stock for grant under the 1994 Stock Option Plan. The plan terminated in 2004 and was not renewed.

Fiscal Year-End Option Values

The following table sets forth information with respect to the number of exercisable and unexercisable stock options at December 31, 2004, as well as the value of such stock options having an exercise price lower than the last reported trading price on December 31, 2004 (“in-the-money” options) held by the executive officers named in the Summary Compensation Table. The executive officers named in the Summary Compensation Table did not exercise any stock options in 2004.

Name	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#) Exercisable/ Unexercisable	Value of Unexercised In-The-Money Options at Fiscal Year-End ($)(2) Exercisable/ Unexercisable
David A. Segal (1)	Class A 1,900,000 / -0- Class B 100,000 / -0-	$1,349,000 / -0- 35,000 / -0-

James J. Connor (3)	-0- / -0-	-0- / -0-

(1)	Options granted to Mr. Segal in 2003 were comprised of 1,900,000 shares of Class A common stock and 100,000 shares of Class B common stock.
(2)	Based on a price per share of $1.60, the last reported sale price of the Class A common stock on December 31, 2004 and $1.50, the last reported sale price of the Class B common stock on December 31, 2004 and the grant price per share of $.89 for the Class A common stock and $1.15 for the Class B common stock.
(3)	Mr. Connor resigned from Newcor effective September 2, 2005.

Equity Compensation Plan Benefit Information

The following table provides information as of December 31, 2004 with respect to the shares of the Company’s common stock that may be issued under existing equity compensation plans.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	2,000,000	$.90	—

Equity compensation plans not approved by stockholders	—	—	—

Total	2,000,000	$.90	—

REPORT OF THE COMPENSATION COMMITTEE

The Company’s executive compensation program is administered by the Compensation Committee of the Board of Directors, which is composed of Messrs. Fishman, Perlmutter and Remington.

The Company’s executive compensation policy is designed and administered to provide a competitive compensation program that will enable the Company to attract, motivate, reward and retain executives who have the skills, education, experience and capabilities required to discharge their duties in a competent and efficient manner. The Company’s compensation policy is based on the principle that the financial rewards to the executive should be aligned with the financial interests of the stockholders of the Company. In this manner, the Company will meet its ultimate responsibility to its stockholders by striving to create a suitable long-term return on their investment through earnings from operations and prudent management of the Company’s business and operations.

In determining the appropriate level of executive compensation in 2004, the Compensation Committee considered the Company’s financial results during the period and management’s continuing efforts over the past several years in achieving the Company’s goal of building long-term shareholder value. The Committee did not assign specific weights to individual factors, but rather considered all such factors as a whole. Components of the Company’s executive compensation policy in 2004 consisted of base salary, short and long-term compensation. In determining its policy, the Committee also considered the accomplishments of management in 2003 completing the acquisition of the Company’s Newcor, Inc. subsidiary.

The Company’s long-term incentive compensation program consists of stock option grants to the Company’s executives. The Company’s short-term incentive compensation program consists of cash bonuses payable based upon the Company’s actual results and progress toward its strategic plans, and an evaluation of each individual’s contributions thereto.

Mr. Segal’s base salary and bonus for 2004 was determined by the Compensation Committee by specific formulas as enumerated in the Executive Employment Contracts section of this proxy, consistent with Mr. Segal’s employment contracts with the Company

Although the foregoing describes the Compensation Committee’s current compensation policies applicable to the Company’s executive officers, the Compensation Committee reserves the right to amend these policies at such times in the future and in such manner as the Committee deems necessary or advisable.

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits federal income tax deductions for compensation paid after 1993 to the chief executive officer and the four other most highly compensated officers of the Company to $1 million per year, but contains an exception for performance-based compensation that satisfies certain conditions. In making compensation decisions, the Compensation Committee will consider the net cost of compensation to the Company and whether it is practicable and consistent with other compensation objectives to qualify the Company’s incentive compensation under the applicable exemption of Section 162(m). The Compensation Committee anticipates that deductibility of compensation payments will be one among a number of factors used by the Committee in ascertaining appropriate levels or modes of compensation, and the Compensation Committee will make its compensation decisions based upon an overall determination of what it believes to be in the best interests of the Company and its stockholders.

The foregoing report on executive compensation has been approved by all members of the Compensation Committee.

Jerry Fishman	Norman H. Perlmutter	Fredric Remington

STOCK PRICE PERFORMANCE GRAPH

The current SEC rules require that the reporting Company include in this Proxy Statements a line graph which compares cumulative five-year return to stockholders on an indexed basis with a major index and a nationally recognized industry standard or a peer group index. This information set forth below compares the EXX INC return with the AMEX Composite Index (“XAX”) and the AMEX Industrial Index (“XID”) for this requirement. The information set forth covers the period from year-end 1999 through year-end 2004 and assumes the investment of $100 in December 1999 and the monthly reinvestment of dividends.

INSERT GRAPH HERE

	Base Period Dec-99	INDEXED RETURNS
		Years Ending
Company/Index		Dec-00	Dec-01	Dec-02	Dec-03	Dec-04
EXX INC – CL A	100	-55.4	-64.4	-51.7	212.9	25.1
XAX	100	102.4	96.7	94.0	133.8	163.6
XID	100	107.2	118.4	128.1	187.6	240.3

		ANNUAL RETURN PERCENTAGE
		Years Ending
Company/Index		Dec-00	Dec-01	Dec-02	Dec-03	Dec-04
EXX INC – CL A		-55.4	-20.0	35.6	547.5	-60.0
XAX		2.4	-5.6	-2.7	42.4	22.2
XID		7.2	10.4	8.2	46.4	28.1

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors operates under a written charter adopted April 20, 2004. The Audit Committee consists of three “independent” directors: Messrs. Fishman, Perlmutter and Remington.

The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rule that governs audit committee composition, including the requirement that all audit committee members are “independent” directors, as that term is defined by Section 121(A) of the listing standards of the American Stock Exchange. The Board of Directors has determined that Norman Perlmutter meets the requirements for and has designated him as the “Audit Committee financial expert”.

The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for 2004 with its management. In addition, the Audit Committee discussed with the Company’s auditors, Rothstein, Kass & Co., P.C., the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee received and discussed with Rothstein, Kass & Co., P.C. written disclosures and the letter regarding any significant relationships that could impair Rothstein, Kass & Co., P.C.’s independence (as required by Independence Standards Board Standard No. 1), and considered the compatibility of non-audit services with Rothstein, Kass & Co., P.C.’s independence.

Based upon the above reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for 2004 be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

Jerry Fishman	Norman H. Perlmutter	Fredric Remington

INDEPENDENT PUBLIC ACCOUNTANTS

Rothstein, Kass & Co., P.C., the Company’s independent public accountants for 2004, have also been selected as such for the Company’s current fiscal year. A representative of that firm is expected to be present at the meeting and will have an opportunity to make a statement and respond to appropriate questions from Stockholders.

The following table presents fees for professional audit services rendered by Rothstein, Kass & Co., P.C. for the audit of the Company’s annual financial statements, and fees billed for other services rendered for the fiscal years shown.

	Fiscal Year Ended December 31, 2004	Fiscal Year Ended December 31, 2003
Audit Fees (1)	$216,000	$215,500
Audit-Related Fees (2)	—	—
Tax Fees (3)	34,000	50,500
All Other Fees (4)	—	—

Total	$250,000	$266,000

(1)	Audit Fees consist of fees rendered for professional services rendered for the audit of the Company’s financial statements included in our Forms 10-K and 10-Qs during the years ended December 31, 2004 and 2003 and services that are normally provided in connection with statutory and regulatory filings or engagement.

(2)	Audit Related Fees consist of fees rendered for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.”
(3)	Tax Fees consist of fees rendered for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance, tax planning and compliance work in connection with acquisitions.
(4)	All Other Fees consist of fees for products and services other than the services reported above.

The Audit Committee of the Board of Directors has established a policy requiring the approval of all audit engagement fees and terms and the pre-approval of all non-audit services provided to the Company. The policy prohibits the Audit Committee from delegating to management the committee’s responsibility to pre-approve permitted services of our independent public accountants.

During 2004, the Audit Committee pre-approved non-audit services related to tax compliance. The Audit Committee pre-approved 100% of the fees for services covered under the captions “Audit Related Fees,” and “Tax Fees,” for fiscal years 2003 and 2004.

Prior to retaining Rothstein, Kass & Co., P.C. to provide any non-audit services, the Audit Committee considered whether provision of all these services was compatible with maintaining the independence of Rothstein, Kass & Co., P.C. and determined that the provision of these services would not interfere with such independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of copies of reports received by us pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company believes that its directors, officers and 10% stockholders complied with all applicable filing requirements during 2004.

OTHER BUSINESS

The Company’s Board of Directors knows of no other matters which may come before the annual meeting. However, if any other business should come before the annual meeting, the proxies to which this statement relates will be voted on such matters in accordance with the best judgment of the person authorized therein.

PROPOSALS OF SECURITY HOLDERS

Under the applicable provisions of the proxy regulations of the Securities and Exchange Commission, the Company must receive all proposals of Stockholders to be considered for inclusion in the Company’s proxy statement for the 2005 annual meeting of Stockholders by January 14, 2006. Stockholder proposals that do not appear in the proxy statement may be considered at the 2005 annual meeting only if the Company receives written notice of such proposals by March 30, 2006.

By Order of the Board of Directors,
David A. Segal
Chairman of the Board
Chief Executive Officer and Chief Financial Officer

Las Vegas, Nevada

November 3, 2005

A copy of the Company’s annual report (which includes the Company’s Form 10-K) for the year ended

December 31, 2004, including financial statements, accompanies this proxy statement.

PROXY

EXX INC

CLASS A STOCKHOLDER PROXY

Proxy Solicited on Behalf of the Board of Directors of

the Company for the Annual Meeting December 8, 2005

The undersigned hereby constitutes and appoints David A. Segal his true and lawful agent and proxy, with full power of substitution, to represent the undersigned at the annual meeting of Stockholders of EXX INC to be held at the office of Rothstein, Kass & Co., P.C., 4 Becker Farm Road, 2nd Floor, Roseland, New Jersey at 5:00 p.m. on Thursday, December 8, 2005, and at any adjournments thereof, on all matters coming before said meeting.

Dated:            2005

Signature of Stockholder

This Proxy Must be Signed Exactly

As Name Appears Hereon.

Executors, administrators, trustees, etc., should

give title as such. If the signer is a corporation,

please sign full corporate name by duly author-

ized officer. (over)

(continued from other side)

This Proxy will be voted in accordance with the Instructions given herein.

IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE FOR DIRECTOR; AND WILL BE VOTED UPON WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF IN THE JUDGMENT OF THE PERSON NAMED PROXY HEREIN.

1. ELECTION OF DIRECTOR

Nominee, Norman H. Perlmutter

(Mark only one)

` VOTE FOR the nominee listed above.

`VOTE WITHHELD from the nominee listed above.

2. In his discretion, upon other matters as may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

PROXY

EXX INC

CLASS B STOCKHOLDER PROXY

Proxy Solicited on Behalf of the Board of Directors of

the Company for the Annual Meeting December 8, 2005

The undersigned hereby constitutes and appoints David A. Segal his true and lawful agent and proxy, with full power of substitution, to represent the undersigned at the annual meeting of Stockholders of EXX INC to be held at the office of Rothstein, Kass & Co., P.C., 4 Becker Farm Road, 2nd Floor, Roseland, New Jersey at 5:00 p.m. on Thursday, December 8, 2005, and at any adjournments thereof, on all matters coming before said meeting.

Dated:            2005

Signature of Stockholder

This Proxy Must be Signed Exactly

As Name Appears Hereon.

Executors, administrators, trustees, etc., should

give title as such. If the signer is a corporation,

please sign full corporate name by duly author-

ized officer. (over)

(continued from other side)

This Proxy will be voted in accordance with the Instructions given herein.

IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE FOR DIRECTOR; AND WILL BE VOTED UPON WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF IN THE JUDGMENT OF THE PERSON NAMED PROXY HEREIN.

1. ELECTION OF DIRECTORS

Nominees, Jerry Fishman, Frederic Remington, David A. Segal

(Mark only one)

`VOTE FOR all nominees listed above; except vote withheld from following nominees (if any):

`VOTE WITHHELD from all nominees

2. In his discretion, upon other matters as may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE